Exhibit 4.5

[Form of Ordinary Share Certificate]

NUMBER	SHARES
SEE REVERSE FOR CERTAIN DEFINITIONS
CUSIP [ ]

CELLEBRITE DI LTD.
INCORPORATED UNDER THE LAWS OF THE STATE OF ISRAEL

ORDINARY SHARE

THIS CERTIFIES THAT                  is the owner of                  fully paid and non-assessable ordinary shares, without par value (the “Ordinary Shares”), of Cellebrite DI Ltd. (the “Company”), transferable on the books of the Company in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.

This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Association of the Company and amendments thereto, to all of which the holder by the acceptance hereof assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and the Registrar of the Company.

Witness the facsimile signature of a duly authorized signatory of the Company.

Dated:

Authorized Signatory	Transfer Agent

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—	_________ Custodian ________
				__	(Cust)	(Minor)
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common			under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received,                  hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

Ordinary Shares represented by the within Certificate, and hereby irrevocably constitutes and appoints

Attorney to transfer the said Ordinary Shares on the books of the within named Company with full power of substitution in the premises.

Dated:
Notice: The signature(s) to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (OR ANY SUCCESSOR RULE).